Exhibit 99.1

Metagenomi Reports Business Updates and Second Quarter 2025 Financial Results

Presented three abstracts at American Society of Gene & Cell Therapy (“ASGCT”) demonstrating early proof-of-concept data across multiple gene editing technologies

Well capitalized with $205.0 million in cash, cash equivalents and available-for-sale marketable securities as of June 30, 2025 with runway anticipated to support operations into 2027

EMERYVILLE, Calif., Aug. 12, 2025 (GLOBE NEWSWIRE) – Metagenomi, Inc. (Nasdaq: MGX) (the “Company”), a precision genetic medicines company committed to developing curative therapeutics for patients using its proprietary gene editing toolbox, today reported financial results for the quarter ended June 30, 2025, and provided business updates.

“Entering the second half of the year, we continue to advance our MGX-001 wholly-owned program for hemophilia A towards pre-IND and ex-U.S. regulatory meetings in 2025, and our collaboration with Ionis in cardiometabolic indications towards nomination of development candidates in 2025,” said Brian C. Thomas, PhD, CEO and founder of Metagenomi. “Our strong balance sheet and continued focus on operational efficiency are enabling investment in both our pipeline and AI-driven metagenomics platform. At ASGCT, we showcased key advancements of our platform, including compact nucleases for extrahepatic gene editing and CRISPR-associated transposases (“CAST”) for site-specific integration of large therapeutic genes.”

Second Quarter 2025 Updates

MGX-001 Hemophilia A Program

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In May 2025, the Company reported additional long-term data from its nonhuman primate (“NHP”) study that demonstrated durable and consistent FVIII activity levels through approximately 19 months.
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Mean FVIII activity of months 12-19 following lipid nanoparticle dosing was 75%, 8% and 29% in animals 1001, 1002 and 1003, respectively.
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Emerging data relating to MGX-001 using a bioengineered FVIII construct has, to date, demonstrated FVIII activity higher than expected; the Company has commenced additional studies and may consider alternatives to this construct.
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Based on the current information, we plan to submit an investigational new drug (“IND”) and clinical trial application (“CTA”) in 2026.

Platform Technology Updates

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Presented three abstracts at the ASGCT 28thAnnual Meeting in May 2025 highlighting early proof-of-concept data demonstrating potentially best-in-class compact nucleases for extrahepatic gene editing; and the ability for novel CAST systems to integrate genetic cargo in primary human hepatocytes, a key milestone towards large (>10 kbp) targeted genomic integrations.
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In May 2025, the Company made an oral presentation at TIDES 2025 highlighting the use of AI to systematically identify and optimize efficient compact gene editing systems.

Corporate Updates

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In August 2025, the Company appointed Laurence Reid, Ph.D., to the Board of Directors. Dr. Reid is an entrepreneur, company builder, and biotech executive, leveraging his experience as an advisor to growing biotech companies. Previously, Dr. Reid served as Chief Executive Officer of Decibel Therapeutics, Inc. (acquired by Regeneron Pharmaceuticals) and as Chief Executive Officer of Warp Drive Bio, LLC (merged with Revolution Medicines).
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Established a Research and Development (“R&D”) Committee within the Board of Directors. The new committee, including Willard Dere, M.D., Jian Irish, Ph.D., MBA, Laurence Reid, Ph.D. and Brian Thomas, Ph.D., will provide the Board with scientific and clinical strategy insights related to the Company’s research and development initiatives.

Second Quarter 2025 Financial Results

Cash Position: Cash, cash equivalents, and available-for-sale marketable securities were $205.0 million as of June 30, 2025, which is anticipated to support operations into 2027.

R&D Expenses: R&D expenses were $22.5 million for the quarter ended June 30, 2025, as compared to $28.3 million for the comparable period in 2024.

G&A Expenses: General and administrative (“G&A”) expenses were $7.0 million for the quarter ended June 30, 2025, as compared to $8.6 million for the comparable period in 2024.

About Hemophilia A

Hemophilia A is the most common X-linked inherited bleeding disorder, caused by a large variety of mutations in the FVIII gene leading to a loss of functional FVIII protein. Intracranial bleeding is of greatest concern as this can lead to major morbidity and mortality. Bleeding into joints leads to cumulative joint damage and is a major cause of morbidity. Diagnosis of severe disease typically occurs in infancy due to exaggerated bleeding in response to minor injury or routine medical procedures. Prevalence is estimated to be up to 26,500 patients in the US and more than 500,000 patients globally according to the World Federation of Hemophilia, with the vast majority of patients being male.

About Metagenomi

Metagenomi is a precision gene editing company leveraging the power of artificial intelligence and machine learning to develop the next generation of potentially curative genome editing therapeutics. Its metagenomics-derived gene editing toolbox has analyzed over 7.4 billion proteins and has the potential to target any type of genetic mutation across the entire human genome. The Company’s innovative and comprehensive platform has full spectrum gene editing, with technologies ranging from ultra-small nucleases and base editors to large gene integrations using CRISPR-associated transposase (CAST) and RNA-Mediated Integration Systems (RIGS). The Company’s lead, wholly-owned development program in Hemophilia A is a potentially curative therapy designed to provide life-long protection from bleeding events and joint damage in adults and children. The Company has additional wholly-owned assets in its pipeline for secreted protein deficiencies and partnered assets for cardiometabolic diseases. For more information, please visit https://metagenomi.co.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions include, but are not limited to, any statements relating to our product development programs, including the timing of and our ability to conduct IND-enabling studies, make regulatory filings such as INDs, statements concerning the potential of therapies and product candidates, statements concerning our anticipated cash runway, and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition, and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under, and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; risks relating to the timing of IND submissions and starting and completing clinical trials; uncertainties relating to preclinical and clinical testing; our dependence on third party suppliers; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation and the current regulatory environment; patent and intellectual property matters; competition; the volatility of capital markets and other adverse macroeconomic factors; as well as other risks described in “Risk Factors,” in our most recent Form 10-K and other risk factors set forth from time to time in our filings with the Securities and Exchange Commission made pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor Contacts:

Stephen Jasper

Gilmartin Group

stephen@gilmartinir.com

or

Kiki Patel, PharmD

Gilmartin Group

kiki@gilmartinir.com

Condensed Financial Statements

Condensed Balance Sheet Data

(Unaudited)

	June 30,	December 31,
(in thousands)	2025	2024
Cash, cash equivalents and available-for-sale marketable securities	$204,993	$248,307
Total assets	$272,284	$324,599
Total liabilities	$76,453	$89,742
Redeemable convertible preferred stock	$—	$—
Total stockholders’ equity	$195,831	$234,857
Total liabilities and stockholders’ equity	$272,284	$324,599

Condensed Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Collaboration revenue	$8,513	$20,008	$12,640	$31,167
Operating expenses:
Research and development	22,507	28,320	47,649	59,759
General and administrative	6,993	8,551	13,798	17,303
Total operating expenses	29,500	36,871	61,447	77,062
Loss from operations	(20,987)	(16,863)	(48,807)	(45,895)
Other income (expense):
Interest income	2,485	3,976	5,372	7,910
Change in fair value of long-term investments	(1,292)	—	(1,292)	—
Other expense, net	(70)	(51)	(78)	(101)
Total other income (expense), net	1,123	3,925	4,002	7,809
Net loss before provision for income taxes	(19,864)	(12,938)	(44,805)	(38,086)
Benefit (provision) for income taxes	(44)	2,199	(142)	2,199
Net loss	$(19,908)	$(10,739)	$(44,947)	$(35,887)
Net loss per share attributable to common stockholders, basic and diluted	$(0.54)	$(0.29)	$(1.21)	$(1.24)
Weighted average common shares outstanding, basic and diluted	37,156,979	36,625,291	37,088,383	28,901,399